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                                                                    EXHIBIT 15.1

                     [LETTERHEAD OF PRICE WATERHOUSE LLP]


February 11, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that LTM Holdings, Inc. has included our report dated January 30, 1998 issued pursuant to Canadian requirements and our report dated January 30, 1998 regarding differences between Canadian and United States reporting standards in the Prospectus constituting part of this Registration Statement on Form S-4 to be filed on or about February 11, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP